Exhibit 10.1

STORM CAT ENERGY CORPORATION
(the “Company”)

AMENDED & RESTATED SHARE OPTION PLAN

Dated for Reference June 27, 2006

ARTICLE 1
PURPOSE AND INTERPRETATION

Purpose

1.1           The purpose of this Plan will be to advance the interests of the Company by encouraging equity participation in the Company through the acquisition of Common Shares of the Company.  It is the intention of the Company that this Plan will at all times be in compliance with the rules and policies, as may be amended from time to time, (the “Exchange Policies”) of the TSX Venture Exchange (the “TSX Venture”) or the Toronto Stock Exchange (the “TSX”), depending upon the stock exchange on which the Common Shares are, at the relevant time, listed for trading, and any inconsistencies between this Plan and the Exchange Policies whether due to inadvertence or changes in the Exchange Policies will be resolved in favour of the latter.

Definitions

1.2           In this Plan:

Affiliate means a company that is a parent or subsidiary of the Company, or that is controlled by the same entity as the Company;

Associate has the meaning assigned by the Securities Act;

Board means the board of directors of the Company or any committee thereof duly empowered or authorized to grant options under this Plan;

Change of Control includes situations where after giving effect to the contemplated transaction and as a result of such transaction:

(i)            any one Person holds a sufficient number of voting shares of the Company or resulting company to affect materially the control of the Company or resulting company, or,

(ii)           any combination of Persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, hold in total a sufficient number of voting shares of the Company or its successor to affect materially the control of the Company or its successor, where such Person or combination of Persons did not previously hold a sufficient number of voting shares to affect materially control of the Company or its successor.  In the absence of evidence to the contrary, any Person or combination of Persons acting in concert by virtue of an agreement, arrangement, commitment or understanding, holding more than 20% of the voting shares of the Company or its successor is deemed to materially affect the control of the Company or its successor;

Common Shares means common shares without par value in the capital of the Company providing such class is listed on the TSX Venture or the TSX;

Company means the Corporation named at the top hereof and includes, unless the context otherwise requires, all of its subsidiaries or affiliates and successors according to law;

Consultant means a Person or Consultant Company, other than an Employee, Officer or Director that:

(i)            provides on an ongoing bona fide basis, consulting, technical, managerial or like services to the Company or an Affiliate of the Company, other than services provided in relation to a Distribution;

(ii)           provides the services under a written contract between the Company or an Affiliate and the Person or the Consultant Company;

(iii)          in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the business and affairs of the Company or an Affiliate of the Company; and

(iv)          has a relationship with the Company or an Affiliate that enables the Person or Consultant Company to be knowledgeable about the business and affairs of the Company;

Consultant Company means for a Person consultant, a company or partnership of which the Person is an employee, shareholder or partner;

Directors means the directors of the Company as may be elected from time to time;

Discounted Market Price has the meaning assigned by Policy 1.1 of the TSX Venture;

Disinterested Shareholder Approval means approval by a majority of the votes cast by all the Company’s shareholders at a duly constituted shareholders’ meeting, excluding votes attached to shares beneficially owned by Service Providers or their Associates;

Distribution has the meaning assigned by the Securities Act, and generally refers to a distribution of securities by the Company from treasury;

Effective Date for an Option means the date of grant thereof by the Board;

Employee means:

(i)            a Person who is considered an employee under the Income Tax Act (i.e. for whom income tax, employment insurance and CPP deductions must be made at source);

(ii)           a Person who works full-time for the Company or its subsidiary providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work as an employee of the Company, but for whom income tax deductions are not made at source; or

(iii)          a Person who works for the Company or its subsidiary on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work as an employee of the Company, but for whom income tax deductions need not be made at source;

Exchange Policies has the meaning given to it in paragraph 1.1 of this Plan.

Exercise Price means the amount payable per Common Share on the exercise of an Option, as determined in accordance with the terms hereof;

Existing Options means the options previously granted by the Company and outstanding as at the close of business on June 27, 2006 to purchase an aggregate of 5,076,666 Common shares in the capital of the Company, which options are, going forward, governed by the terms and conditions of this Plan;

Expiry Date means the day on which an Option lapses as specified in the Option Commitment therefor or in accordance with the terms of this Plan;

Insider means:

(i)            an “insider” (or “Insider”) as defined in the Exchange Policies or as defined in securities legislation applicable to the Company; or

(ii)           an Associate of any person who is an Insider by virtue of Section (i) above;

Investor Relations Activities has the meaning assigned by Policy 1.1 of the TSX Venture, and means generally any activities or communications that can reasonably be seen to be intended to or be primarily intended to promote the merits or awareness of or the purchase or sale of securities of the Company;

Listed Shares means the number of issued and outstanding Common Shares that have been accepted for listing on the TSX Venture or the TSX, but excluding dilutive securities not yet converted into Listed Shares;

Management Company Employee means a Person employed by another person or a corporation providing management services to the Company which are required for the ongoing successful operation of the business enterprise of the Company, but excluding a corporation or Person engaged primarily in Investor Relations Activities;

Officer means a duly appointed “senior officer” of the Company as defined in the Securities Act;

Option means the Existing Options and any right to purchase Common Shares granted hereunder to a Service Provider;

Option Commitment means the notice of grant of an Option delivered by the Company hereunder to a Service Provider and substantially in the form of Schedule A hereto or, for Existing Options, under a prior option plan of the Company;

Optioned Shares means Common Shares that may be issued in the future to a Service Provider upon the exercise of an Option;

Optionee means the recipient of an Option hereunder or a holder of Existing Options;

Outstanding Shares means at the relevant time, the number of outstanding Common Shares of the Company from time to time;

Participant means a Service Provider that becomes an Optionee;

Person means a company or an individual;

Plan means this Share Option Plan, the terms of which are set out herein or as may be amended;

Plan Shares means the total number of Common Shares which may be made subject to issuance as Optioned Shares under the Plan as provided in Section 2.2;

Regulatory Approval means the approval of the TSX Venture or the TSX, depending on which stock exchange the Common Shares are, at the relevant time, listed for trading, and any other securities regulatory authority that may have lawful jurisdiction over the Plan and any Options issued hereunder;

Sale of the Company means:

(i)        a sale of all or substantially all of the assets of the Company;

(ii)       a corporate transaction (whether effected through an acquisition for cash or securities, and whether structured as a purchase, amalgamation, merger, arrangement or otherwise) in which the Company is not the surviving corporation (other than a purchase, amalgamation, merger or consolidation with one or more subsidiaries of the Company, or other transaction in which there is no material change of control in the beneficial shareholder(s) of the Company; and

(iii)          a corporate transaction (whether effected through an acquisition for cash or securities, and whether structured as a purchase, amalgamation, merger, arrangement or otherwise) in which the Company is the surviving corporation, but after which shareholder(s) of the Company immediately prior to such transaction (other than any shareholder which merges, or which owns or controls another corporation which merges, with the Company in such transaction)  hold less than 30% of the voting rights attaching to all of the outstanding voting securities of the Company;

Securities Act means the Securities Act, R.S.B.C. 1996, c. 418, as amended from time to time;

Service Provider means a Person who is a bona fide Director, Officer, Employee, Management Company Employee or Consultant, and also includes a company, of which 100% of the share capital is beneficially owned by one or more Person Service Providers;

Share Compensation Arrangement means any Option under this Plan, and any other stock option, stock option plan, employee stock purchase plan, restricted share unit plan, or any other compensation or incentive mechanism involving the issuance or potential issuance of Common Shares to a Service Provider, including, where applicable, the Existing Options;

Shareholder Approval means approval by a majority of the votes cast by eligible shareholders at a duly constituted shareholders’ meeting;

TSX has the meaning given to it in paragraph 1.1 of this Plan; and

TSX Venture has the meaning given to it in paragraph 1.1 of this Plan.

Interpretation

1.3           In this Plan: (i) where reference is made in this Plan to “TSX Venture or the TSX” or words to similar effect, as between the TSX Venture or the TSX, only one stock exchange will, from time to time be the applicable stock exchange, and it will be the stock exchange on which the Common Shares are then listed for trading; and (ii) this Plan replaces the Company’s prior option plan, and will govern any and all Options granted hereunder, and, subject to the express provisions hereof, any and all Existing Options.

1.4           Unless otherwise specified, words used in this Plan importing the singular include the plural and vice versa and words importing gender include all genders and non-individual entities.

1.5           Except as otherwise expressly determined otherwise by the Board, a Service Provider will be deemed to have ceased to be employed by or provide services to the Company on the first to occur of the date on which the Service Provider has left his employ/office with the Company, the date on which his service contract with the Company expires, and the termination date specified in a termination notice given by the Company to the Service Provider.

ARTICLE 2
SHARE OPTION PLAN

Establishment of Share Option Plan

2.1           There is hereby established a Share Option Plan to recognize contributions made by Service Providers and to create an incentive for their continuing assistance to the Company and its Affiliates.  Except to the extent that amendments to Options effected by this Plan will impair the rights and entitlements of an Optionee under any Existing Options, the Existing Options will be governed by and interpreted in accordance with this Plan.

Maximum Plan Shares

2.2           The maximum number of Plan Shares which may be made subject to issuance under Options granted under this Plan is 10,000,000 Common Shares, less:

(a)           the aggregate number of Common Shares that are, from time to time, subject to issuance under outstanding rights that have been issued by the Company under any other Share Compensation Arrangement, including the Existing Options and Common Shares that are subject to issuance under outstanding Restricted Share Units issued under the Company’s Restricted Share Unit Plan (as may be amended from time to time); and

(b)           the net number of Common Shares that, subsequent to the date hereof, are issued pursuant to a right granted under this Plan or any other Share Compensation Arrangement,

subject to adjustment under Section 3.13.

Eligibility

2.3           Subject to the Board’s powers of delegation under this Plan, options to purchase Common Shares may be granted hereunder to Service Providers from time to time by the Board.  Service Providers that are corporate entities will be required to undertake in writing not to effect or permit any transfer of ownership or option of any of its shares, nor issue more of its shares (so as to indirectly transfer the benefits of an Option), as long as such Option remains outstanding, unless the written permission of the TSX Venture or the TSX, and the Company is obtained.  For greater certainty, a change in the status of a Participant’s relationship with the Company will not affect such Participant’s then-existing Options, provided that the Participant has not ceased to be employed by or provide services to the Company.

Options Granted Under the Plan

2.4           All Options granted under the Plan will be evidenced by an Option Commitment in the form attached as Schedule A, showing the number of Optioned Shares, the term of the Option, a reference to vesting terms, if any, and the Exercise Price.

2.5           Subject to specific variations approved by the Board, all terms and conditions set out herein will be deemed to be incorporated into and form part of an Option Commitment made hereunder.

Limitations on Issue

2.6           Subject to Section 2.10, if the Common Shares are listed for trading on the TSX Venture, the following restrictions on issuances of Options are applicable under the Plan:

(a)           no Service Provider can be granted an Option if that Option would result in the total number of Options, together with all other Share Compensation Arrangements granted to such Service Provider in the previous 12 months, exceeding 5% of the Listed Shares (unless the Company is classified as a Tier 1 Issuer by the TSX Venture and the Company has obtained Disinterested Shareholder Approval under Section 2.10(a)(iii) to do so);

(b)           no Options can be granted under this Plan if the Company is designated “Inactive” by the TSX Venture;

(c)           the aggregate number of Options granted to Service Providers conducting Investor Relations Activities in any 12-month period must not exceed 2% of the Listed Shares, calculated at the time of grant, without the prior consent of TSX Venture; and

(d)           the aggregate number of Options granted to any one Consultant in any 12-month period must not exceed 2% of the Listed Shares, calculated at the time of grant, without the prior consent of TSX Venture.

2.7           If the Common Shares are listed for trading on the TSX, then notwithstanding anything in this Plan to the contrary:

(a)           the aggregate number of Common Shares that may be made subject to issuance to Insiders pursuant to Options granted under the Plan and under any other Share Compensation Arrangement must not exceed 10% of the Listed Shares; and

(b)           the aggregate number of Common Shares that may be issued to Insiders pursuant to Options granted under the Plan and under any other Share Compensation Arrangement, within any one-year period, must not exceed 10% of the Listed Shares.

Options Not Exercised or Optioned Shares Used to Pay Exercise Price

2.8           For greater certainty:

(a)           in the event a right to acquire Common Shares under a Share Compensation Arrangement (including an Option) expires unexercised or is terminated by reason of dismissal of the holder of the right for cause or is otherwise lawfully cancelled prior to such right resulting in the issuance of Common Shares, then the Common Shares that were issuable thereunder will be added back into the aggregate number of Common Shares that may be, from time to time, made subject to issuance under a right granted this Plan or any other Share Compensation Arrangement; and

(b)           if an Optionee pays the Exercise Price (and/or any applicable withholding taxes) of an Option by surrendering previously owned Common Shares, or arranges to have the appropriate number of Optioned Shares otherwise issuable upon exercise of an Option withheld, then the Common Shares that would have been issued upon exercise of the Option equal in number to the surrendered and/or withheld Optioned Shares and Common Shares shall not count towards the maximum number of Plan Shares that may be made subject to issuance under this Plan or any other Share Compensation Arrangement.

Powers of the Board

2.9           The Board will be responsible for the general administration of the Plan and the proper execution of its provisions, the interpretation of the Plan and the determination of all questions arising hereunder.  Without limiting the generality of the foregoing, the Board has the power to:

(a)           allot Common Shares for issuance in connection with the exercise of Options;

(b)           grant Options hereunder;

(c)           subject to Regulatory Approval, amend, suspend, terminate or discontinue the Plan, or revoke or alter any action taken in connection therewith, except that no general amendment or suspension of the Plan will, without the written consent of all Optionees, impair the rights and entitlements of any Optionee pursuant to a then-outstanding Option unless such amendment is the result of a change in the Exchange Policies or, if applicable, the Company’s tier classification under the policies of the TSX Venture; and

(d)           may in its sole discretion amend this Plan (except for previously granted and outstanding Options) to reduce the benefits that may be granted to Service Providers (before a particular Option is granted) subject to the other terms hereof.

The Board may delegate all or such portion of its powers under this Plan as it may determine to a duly appointed committee of the Board or an Officer of the Company, either indefinitely or for such period of time as it may specify, and thereafter such committee or Officer may exercise the powers and discharge the duties of the Board in respect of the Plan so delegated to the same extent as the Board is hereby authorised so to do.  If such a committee or Officer is appointed for this purpose, all references herein to the Board will be deemed to be references to such committee or Officer.  Notwithstanding the foregoing, the Board will not be permitted to delegate its powers hereunder to an Officer to the extent that such powers relate to the participation in this Plan by Officers and Directors.

Terms or Amendments Requiring (Disinterested) Shareholder Approval

2.10         If the Common Shares are listed for trading on the TSX Venture, then the Company will be required to obtain Disinterested Shareholder Approval prior to any of the following actions becoming effective:

(a)           the Plan, together with all of the Company’s previously established and outstanding stock option plans or grants, could result at any time in:

(i)            the aggregate number of shares reserved for issuance under stock options granted to Insiders exceeding 10% of the Listed Shares;

(ii)           the number of Optioned Shares issued to Insiders within a one-year period exceeding 10% of the Listed Shares; or,

(iii)          in the case of a Tier 1 Issuer only the issuance to any one Optionee, within a 12-month period, of a number of shares exceeding 5% of Listed Shares; or

(b)           any reduction in the Exercise Price of an Option previously granted to an Insider.

2.11         If the Common Shares are listed for trading on the TSX, then the Company will be required to obtain:

(a)           subject to Sections 2.9(c) and (d), Shareholder Approval at the time of any amendment to the Plan; and

(b)           Shareholder Approval, excluding the votes of Common Shares held by Insiders benefiting from the amendment, of:

(i)            any reduction in the Exercise Price of an Option; or

(ii)           any extension of the term of an Option;

previously granted to an Insider.

ARTICLE 3
TERMS AND CONDITIONS OF OPTIONS

Exercise Price

3.1           The Exercise Price of an Option will be set by the Board at the time such Option is allocated under the Plan, and cannot be less than the Discounted Market Price, if the Common Shares are listed for trading on the TSX Venture, or the most recent closing market price of the Common Shares as reported by the TSX at the time such option is granted, if such shares are listed for trading on the TSX.

Term of Option

3.2           The term of each Option will be determined by the Board, provided that, if the Company is a Tier 1 Issuer on the TSX Venture or the Common Shares are listed for trading on the TSX, then an Option can be exercisable for a maximum of 10 years from the Effective Date; and if the Company is a Tier 2 Issuer on the TSX Venture an Option can be exercisable for a maximum of five years from the Effective Date.

Option Amendment

3.3           Subject to Section 2.10(b), the Exercise Price of an Option may be amended only if at least six (6) months have elapsed since the later of the date of commencement of the term of the Option, the date the Company’s shares commenced trading on the TSX Venture, or the date of the last amendment of the Exercise Price.

3.4           An Option must be outstanding for at least one year before the Company may extend its term, subject to the limits contained in Section 3.2.

3.5           Any proposed amendment to the terms of an Option must receive any and all approvals that are required from the TSX Venture or the TSX under Exchange Policies prior to the exercise of such Option.

Vesting of Options

3.6           Subject to Section 3.7 and Section 3.8, vesting of Options is otherwise at the discretion of the Board, and will generally be subject to:

(a)           the Service Provider remaining employed by or continuing to provide services to the Company or any of its subsidiaries and Affiliates as well as, at the discretion of the Board, achieving certain milestones which may be defined by the Board from time to time or receiving a satisfactory performance review by the Company or its subsidiary or affiliate during the vesting period; or

(b)           remaining as a Director of the Company or any of its subsidiaries or Affiliates during the vesting period.

3.7           If the Company is a Tier 2 Issuer on the TSX Venture and the Plan Shares exceed 10% of the Listed Shares, then any Options granted under the Plan will vest in accordance with the vesting schedule attached as Schedule B and may be exercised only after vesting.

Vesting of Options Granted for Investor Relations Activities

3.8           Subject to Section 3.7, if the Common Shares are listed for trading on the TSX Venture, then Options granted to Consultants conducting Investor Relations Activities will vest:

(a)           over a period of not less than 12 months as to 25% on the date that is three months from the date of grant, and a further 25% on each successive date that is three months from the date of the previous vesting; or

(b)           such longer vesting period as the Board may determine.

Variation of Vesting Periods

3.9           At the time an Option is granted which carries vesting provisions, the Board may vary such vesting provisions provided in Section 3.7 and Section 3.8, subject to Regulatory Approval.

Accelerated Vesting

3.10         Notwithstanding any vesting provisions imposed on any Options granted under this Plan, whether such vesting provisions are set out in this Plan or in an Option Commitment made pursuant to this Plan, if the Company is classified as a Tier 1 Issuer by the TSX Venture or listed on the TSX, then, immediately upon the completion of a Sale of the Company, all outstanding and unvested Options (except for Options granted to Consultants conducting Investor Relations Activities) will be deemed to be fully vested without the need for any further action by the Company or the Optionee.

Optionee Ceasing to be Employed or Provide Services

3.11         No Option held by a Service Provider may be exercised after such Service Provider has ceased to be employed by or provide services to the Company, except as follows:

(a)           in the case of the death of an Optionee, any vested Option held by him at the date of death will become exercisable by the Optionee’s lawful personal representatives, heirs or executors until the earlier of one year after the date of death of such Optionee and the date of expiration of the term otherwise applicable to such Option;

(b)           in the case of the Company being a Tier 1 Issuer listed on the TSX Venture, Options granted to any Service Provider must expire within 90 days after the date the Optionee ceases to be employed by or provide services to the Company, but only to the extent that such Optionee was vested in the Option at the date the Optionee ceased to be so employed by or to provide services to the Company;

(c)           in the case of the Company being a Tier 2 Issuer listed on the TSX Venture, Options granted to a Service Provider conducting Investor Relations Activities must expire within 30 days of the date the Optionee ceases to provide services to the Company, but only to the extent that such Optionee was vested in the Option at the date the Optionee ceased to provide services to the Company;

(d)           in the case of the Company being a Tier 2 Issuer listed on the TSX Venture, Options granted to an Optionee (other than an Optionee conducting Investor Relations Activities) must expire within 90 days after the Optionee ceases to be employed by or provide services to the

Company, but only to the extent that such Optionee was vested in the Option at the date the Optionee ceased to be so employed by or to provide services to the Company;

(e)           in the case of the Company having its securities listed on the TSX, Options granted to an Optionee must expire between 90 days and 1 year after the Optionee ceases to be employed by or provide services to the Company, but only to the extent that such Optionee was vested in the Option at the date the Optionee ceased to be employed by or to provide services to the Company;

(f)            in the case of an Optionee being dismissed from employment or service for cause, such Optionee’s Options, whether or not vested at the date of dismissal, will terminate immediately on the date the Optionee ceased to be employed by or to provide services to the Company, and the terminated Optionee will have no right to exercise his Options after such a termination; and

(g)           in the event that the Optionee ceases to be employed by or provide services to the Company, whether for cause or otherwise, no potential value of the Optionee’s Options will be considered in determining any notice or compensation in lieu of notice that may be required or given upon such cessation of the Optionee’s tenure with the Company.  This is a condition of the grant of the Options to the Optionee and the Optionee waives any and all rights and claims the Optionee may have to any Optioned Shares or value attributable to Optioned Shares which would have under any circumstances vested after the Optionee ceases to be employed by or provide services to the Company.

Non Assignable

3.12         Subject to Section 3.11(a), all Options will be exercisable only by the Optionee to whom they are granted and will not be assignable or transferable.

Adjustment of the Number of Optioned Shares

3.13         The number of Common Shares subject to an Option will be subject to adjustment in the events and in the manner following:

(a)           in the event of a subdivision of Common Shares as constituted on the date hereof, at any time while an Option is in effect, into a greater number of Common Shares, the Company will thereafter deliver at the time of purchase of Optioned Shares hereunder, in addition to the number of Optioned Shares in respect of which the right to purchase is then being exercised, such additional number of Common Shares as result from the subdivision without an Optionee making any additional payment or giving any other consideration therefor;

(b)           in the event of a consolidation of the Common Shares as constituted on the date hereof, at any time while an Option is in effect, into a lesser number of Common Shares, the Company will thereafter deliver and an Optionee will accept, at the time of purchase of Optioned Shares hereunder, in lieu of the number of Optioned Shares in respect of which the right to purchase is then being exercised, the lesser number of Common Shares as result from the consolidation;

(c)           in the event of any change of the Common Shares as constituted on the date hereof, at any time while an Option is in effect, the Company will thereafter deliver at the time of purchase of Optioned Shares hereunder the number of shares of the appropriate class resulting from the said change as an Optionee would have been entitled to receive in respect of the number of Common Shares so purchased had the right to purchase been exercised before such change;

(d)           in the event of a capital reorganization, reclassification or change of outstanding equity shares (other than a change in the par value thereof) of the Company, a consolidation, merger or amalgamation of the Company with or into any other company or a sale of the property of the Company as or substantially as an entirety at any time while an Option is in effect, an Optionee will thereafter have the right to purchase and receive, in lieu of the Optioned Shares immediately theretofore purchasable and receivable upon the exercise of the Option, the kind and amount of share and other securities and property receivable upon such capital reorganization, reclassification, change, consolidation, merger, amalgamation or sale which the holder of a number of Common Shares equal to the number of Optioned Shares immediately theretofore purchasable and receivable upon the exercise of the Option would have received as a result thereof.  The subdivision or consolidation of Common Shares at any time outstanding (whether with or without par value) will not be deemed to be a capital reorganization or a reclassification of the capital of the Company for the purposes of this Section 3.13(d);

(e)           an adjustment will take effect at the time of the event giving rise to the adjustment, and the adjustments provided for in this Section are cumulative;

(f)            the Company will not be required to issue fractional shares in satisfaction of its obligations hereunder.  Any fractional interest in a Common Share that would except for the provisions of this Section 3.13(f), be deliverable upon the exercise of an Option will be cancelled and not be deliverable by the Company; and

(g)           if any questions arise at any time with respect to the Exercise Price or number of Optioned Shares deliverable upon exercise of an Option in any of the events set out in this Section 3.13, such questions will be conclusively determined by the Company’s auditors, or, if they decline to so act, any other firm of Chartered Accountants, in Vancouver, British Columbia (or in the city of the Company’s principal executive office) that the Company may designate and who will have access to all appropriate records and such determination will be binding upon the Company and all Optionees.

ARTICLE 4
COMMITMENT AND EXERCISE PROCEDURES

Option Commitment

4.1           Upon grant of an Option hereunder, an authorized officer of the Company will deliver to the Optionee an Option Commitment detailing the terms of such Options and upon such delivery the Optionee will be subject to the Plan and have the right to purchase the Optioned Shares at the Exercise Price set out therein subject to the terms and conditions hereof.

Manner of Exercise

4.2           An Optionee who wishes to exercise his Option may do so by delivering:

(a)           a written notice to the Company specifying the number of Optioned Shares being acquired pursuant to the Option; and

(b)           the aggregate Exercise Price (and any applicable withholding taxes) for the Optioned Shares being acquired by any of the following means permitted by the Board from time to time, including, but not limited to, (1) cash or a certified cheque payable to the Company; (2) tendering (either actually or by attestation) Common Shares owned by the Optionee for at least six (6) months, valued at the fair market value on the date the Option is exercised; (3) arranging to have the appropriate number of Common Shares issuable upon the exercise of the Option withheld or sold; or (4) any combination of the above.

Delivery of Certificate and Hold Periods

4.3           As soon as practicable after receipt of the notice of exercise described in Section 4.2 and payment in full for the Optioned Shares being acquired, the Company will direct its transfer agent to issue a certificate to the Optionee for the appropriate number of Optioned Shares. Such certificate issued will bear a legend stipulating any resale restrictions required under applicable securities laws.  Further, if the Company is a Tier 2 Issuer, or the Exercise Price is set below the then current market price of the Common Shares on the TSX Venture, then the certificate will also bear a legend stipulating that the Optioned Shares are subject to a four-month TSX Venture hold period commencing the date of the Option Commitment.

ARTICLE 5

GENERAL

Employment and Services

5.1           Nothing contained in the Plan will confer upon or imply in favour of any Optionee any right with respect to office, employment or provision of services with the Company, or interfere in any way with the right of the Company to lawfully terminate the Optionee’s office, employment or service at any time pursuant to the arrangements pertaining to same.  Participation in the Plan by an Optionee will be voluntary.

No Representation or Warranty

5.2           The Company makes no representation or warranty as to the future market value of Common Shares issued in accordance with the provisions of the Plan or to the effect of the Income Tax Act (Canada) or any other taxing statute governing the Options or the Common shares issuable thereunder or the tax consequences to a Service Provider.  Compliance with applicable securities laws as to the disclosure and resale obligations of each Participant is the responsibility of such Participant and not the Company.

Interpretation

5.3           The Plan will be governed and construed in accordance with the laws of the Province of British Columbia.

Amendment of the Plan

5.4           The Board reserves the right, in its absolute discretion, to at any time amend, modify or terminate the Plan with respect to all Common Shares in respect of Options which have not yet been granted hereunder.  Any amendment to any provision of the Plan will be subject to any necessary Regulatory Approvals.

U.S. Tax Withholding

5.5           Prior to the delivery of any Optioned Shares being acquired upon exercise of an Option, the Company may withhold, or require an Optionee to remit to the Company, an amount sufficient to pay any U.S. Federal, state, and local taxes associated with exercise of the Option and acquisition of the Optioned Shares.  The Board may, in its discretion and subject to such rules as the Board may adopt, permit an Optionee to pay any or all taxes associated with such exercise in cash, by tendering or arranging to have sold the appropriate number of Common Shares, including the Optioned Shares being delivered in connection with the exercise, or by a combination of these methods.  If Common Shares are used to satisfy withholding tax obligations, such Common Shares shall be valued based on the fair market value thereof as of the date when the withholding for taxes is required to be made.  Notwithstanding the foregoing, except as otherwise provided by the Board or in the terms of the Option, the Company shall have the right to require an Optionee to pay cash to satisfy withholding taxes as a condition to the delivery of any Optioned Shares being acquired upon exercise under the Plan.

SCHEDULE A

SHARE OPTION PLAN

OPTION COMMITMENT

Notice is hereby given that, effective this ▼ day of ▼, 200▼ (the “Effective Date”) Storm Cat Energy Corporation (the “Company”) has granted to ▼ (the “Service Provider”), an Option to acquire ▼ Common Shares (“Optioned’ Shares”) up to 5:00 p.m. Vancouver Time on the ▼ day of ▼, 200▼ (the “Expiry Date”) at an Exercise Price of CDN$▼ per share.

At the date of grant of the Option, the [Company’s Common Shares are listed for trading on the TSX  Venture and the Company is classified as a Tier ▼ Issuer / Company’s Common Shares are listed for trading on the TSX].

Optioned Shares will vest and may be exercised as follows:

▼ in accordance with the vesting provisions set out in Schedule B of the Plan

or

▼ as follows:  ▼

The grant of the Option evidenced hereby is made subject to the terms and conditions of the Company’s Amended & Restated Share Option Plan (the “Plan”) dated for reference June 27, 2006, the terms and conditions of which are hereby incorporated herein.  The Company will provide you with a copy of the Plan upon your request.

To exercise your Option, deliver a written notice specifying the number of Optioned Shares you wish to acquire, together with cash or a certified cheque payable to the Company for the aggregate Exercise Price, to the Company.  A certificate for the Optioned Shares so acquired will be issued by the Company’s transfer agent as soon as practicable thereafter and will bear a minimum four month non-transferability legend from the date of this Option Commitment.  [Tier 1 Issuers on the TSX Venture and companies listed on the TSX may grant stock options without a hold period, provided the exercise price of the options has been set at or above the market price of the Company’s shares on such stock exchange rather than below.]

The Company and the Service Provider represent that the Service Provider under the terms and conditions of the Plan is a bona fide [EMPLOYEE/ CONSULTANT/MANAGEMENT COMPANY EMPLOYEE] ▼ of the Company, entitled to receive Options under Exchange Policies (as such term is defined in the Plan).

STORM CAT ENERGY CORPORATION

Authorized Signatory

SCHEDULE B

SHARE OPTION PLAN
(See Section 3.7 of the Plan)

VESTING SCHEDULE

1.             Options granted pursuant to the Plan to Directors, Officers and all Employees employed by the Company for a period of more than six months at the time the Option is granted will vest as follows:

(a)           1/3 of the total number of Options granted will vest six months after the date of grant;

(b)           a further 1/3 of the total number of Options granted will vest one year after the date of grant; and

(c)           the remaining 1/3 of the total number of Options granted will vest eighteen months after the date of grant.

2.             Options granted pursuant to the Plan to an Employee who has been employed by the Company for a period of less than six months at the time the Option is granted will vest as follows:

(a)           1/3 of the total number of Options granted will vest one year after the date of grant;

(b)           a further 1/3 of the total number of Options granted will vest eighteen months after the date of grant; and

(c)           the remaining 1/3 of the total number of Options granted will vest two years after the date of grant.

3.             Options granted to Consultants retained by the Company pursuant to a short term contract or for a specific project with a finite term, will be subject to such vesting provisions determined by the Board of Directors of the Company at the time the Option Commitment is made, subject to Regulatory Approval.